Exhibit 99.1

                          SUBSCRIPTION AGENT AGREEMENT

                                                      Date: ______________, 2001

Computershare Trust Company of New York
88 Pine Street - 19th Floor

New York, New York 10005

Attn.:   Reorganization Department

Gentlemen:

     Union Acceptance Corporation, an Indiana corporation (the "Company"), is issuing to the holders of record of its outstanding shares of Class A Common Stock, no par value (the "Class A Common Stock"), and Class B Common Stock, no par value (the "Class B Common Stock"), at the close of business on ___________, 2001 (the "Record Date"), the right to subscribe for and purchase (each a "Right") shares of Class A Common Stock (the "Additional Common Stock") at a purchase price of _____ per share of Additional Common Stock (the "Subscription Price"), payable by cashier's or certified check or wire, upon the terms and conditions set forth herein. The term "Subscription Offer" shall mean the offering of shares of Class A Common Stock pursuant to the Rights. "Subscription" shall mean the due and lawful exercise of a Right by the holder thereof by means of submission of a duly executed and completed Subscription Rights Certificate (or Notice of Guaranteed Delivery followed by submission of a Subscription Rights Certificate) together with payment of the applicable Subscription Price, in accordance with the Subscription Offer (including the terms of the Subscription Rights Certificate and related instructions) all for the purpose of purchasing Additional Common Stock in the Subscription Offer. The Rights are transferable by the beneficial owner only to an Affiliate or Related Party, as defined in the Subscription Rights Certificate. The Subscription Offer will expire at 5:00 p.m., Eastern Standard Time, on ____________, 2001 (the "Expiration Time"), unless the Company shall have extended the period of time for which the Subscription Offer is open, in which event the term "Expiration Time" shall mean the latest time and date at which the Subscription Offer, as so extended by the Company from time to time, shall expire.

     The Company filed a Registration Statement relating to the Additional Common Stock with the Securities and Exchange Commission under the Securities Act of 1933, as amended, on ________________, 2001. Said Registration Statement was declared effective on _______________, 2001. The terms of the Additional Common Stock are more fully described in the Prospectus forming part of the Registration Statement as it was declared effective, and the accompanying Instruction As To Use of Subscription Rights Certificates. Copies of the Prospectus, the Letters of Instructions and the Notice of Guaranteed Delivery are annexed hereto as Exhibit B, Exhibit C and Exhibit D, respectively. All terms used and not defined herein shall have the same meaning as in the Prospectus. Promptly after the Record Date, the Company will provide you with a list of holders of its Class A Common Stock and Class B Common Stock as of the Record Date (the "Record Stockholders List").

     The Rights are evidenced by subscription rights certificates (the "Subscription Rights Certificates"), a copy of the form of which is annexed hereto as Exhibit E. The Subscription Rights Certificates entitle the holders to subscribe, upon payment of the Subscription Price, for shares of Additional Common Stock at the rate of one share for each Right (the "Basic Subscription Right"). In addition, if a holder of Rights fully exercises his Basic
Subscription Right, then he may elect to purchase additional shares of Class A Common Stock on a pro rata basis with other shareholders to the extent any shares are available after all of the Basic Subscription Rights have been exercised or declined and the Company has allocated Shares of Additional Common Stock pursuant to the minimum purchase rights of the standby purchasers (the "Oversubscription Right"). Reference is made to the Prospectus for a complete description of the Basic Subscription Right and the Oversubscription Right.

     The Company hereby appoints you as Subscription Agent (the "Subscription Agent") for the Subscription Offer and agrees with you as follows:

          1) As Subscription Agent, you are authorized and directed to:

          (A) Issue the Subscription Rights Certificates in accordance with this Agreement in the names of the holders of the Class A Common Stock and Class B Common Stock of record on the Record Date, keep such records as are necessary for the purpose of recording such issuance, and furnish a copy of such records to the Company. The Subscription Rights Certificates may be signed on behalf of the Subscription Agent by the manual or facsimile signature of a Vice President or Assistant Vice President of the Subscription Agent, or by the manual signature of any of its other authorized officers.

          (B) Promptly after you receive the Record Shareholders List:

                    (a) mail or cause to be mailed, by first class mail, to each holder of Class A Common Stock and Class B Common Stock of record on the Record Date whose address of record is within the United States and Canada, (i) a Subscription Rights Certificate evidencing the Rights to which such shareholder is entitled under the Subscription Offer, (ii) a copy of the Prospectus,
                         (iii) the applicable Letter of Instructions, (iv) a Notice of Guaranteed Delivery and (v) a return envelope addressed to the Subscription Agent; and

                    (b) mail or cause to be mailed, by air mail, to each holder of Class A Common Stock and Class B Common Stock of record on the Record Date whose address of record is outside the United States and Canada, or is an A.P.O. or F.P.O. address (i) a copy of the Prospectus, (ii) a Notice of Guaranteed Delivery and (iii) the applicable Letter of Instructions. You shall refrain from mailing Subscription Rights Certificates issuable to any holder of Class A Common Stock and Class B Common Stock of record on the Record Date whose address of record is outside the United States and Canada, or is an A.P.O. or F.P.O. address, and hold such Subscription Rights Certificates for the account of such shareholder subject to such shareholder making satisfactory arrangements with the Subscription Agent for the exercise or other disposition of the Rights evidenced thereby, and follow the instructions of such shareholder for the exercise, sale or other disposition of such Rights if such instructions are received at or before 11:00 a.m., Eastern Standard Time, on the second trading day before the Expiration Time.

          (C) Mail or deliver a copy of the Prospectus (i) to each assignee or transferee of Subscription Rights Certificates upon your receiving appropriate documents to register the assignment or transfer thereof and (ii) with certificates for shares of Additional Common Stock when such are issued to persons other than the registered holder of the Subscription Rights Certificate.

          (D) Accept Subscriptions upon the due exercise (including payment of the Subscription Price) on or prior to the Expiration Time of Rights in accordance with the terms of the Subscription Rights Certificates and the Prospectus.

          (E) Maintain accurate and complete records of any Rights transferred pursuant to instructions contained on any Subscription Rights Certificates that are duly executed and endorsed in accordance with the terms of the Prospectus and the related Letter of Instructions; and issue new Subscription Rights Certificates pursuant to and in accordance with the instructions on such duly executed and endorsed Subscription Rights Certificates.

          (F) Subject to the next sentence, accept Subscriptions from shareholders whose Subscription Rights Certificates are alleged to have been lost, stolen or destroyed upon receipt by you of an affidavit of theft, loss or destruction and a bond of indemnity in form and substance satisfactory to you, accompanied by payment of the Subscription Price for the total number of shares of Additional Common Stock subscribed for. Upon receipt of such affidavit and bond of indemnity and compliance with any other applicable requirements, stop orders shall be placed on said Subscription Rights Certificates and you shall withhold delivery of the shares of Additional Common Stock subscribed for until after the Subscription Rights Certificates have expired and it has been determined that the Rights evidenced by the Subscription Rights Certificates have not otherwise been purported to have been exercised or otherwise surrendered.

          (G) Accept Subscriptions, without further authorization or direction from the Company, without procuring supporting legal papers or other proof of authority to sign (including without limitation proof of appointment of a fiduciary or other person acting in a representative capacity), and without signatures of co-fiduciaries, co-representatives or any other person:

               (a) if the Subscription Rights Certificate is registered in the name of a fiduciary and is executed by and the Additional Common Stock is to be issued in the name of such fiduciary;

               (b) if the Subscription Rights Certificate is registered in the name of joint tenants and is executed by one of the joint tenants, provided the certificate representing the Additional Common Stock is issued in the names of, and is to be delivered to, such joint tenants;

               (c) if the Subscription Rights Certificate is registered in the name of a corporation and is executed by a person in a manner which appears or purports to be done in the capacity of an officer, or agent thereof, provided the Additional Common Stock is to be issued in the name of such corporation; or

               (d) if the Subscription Rights Certificate is registered in the name of an individual and is executed by a person purporting to act as such individual's executor, administrator or personal representative, provided, the Additional Common Stock is to be registered in the name of the subscriber as executor or administrator of the estate of the deceased registered holder and there is no evidence indicating the subscriber is not the duly authorized representative that he purports to be.

          (H) Accept Subscriptions not accompanied by Subscription Rights Certificates if submitted by a firm having membership in the New York Stock Exchange or another national securities exchange or by a commercial bank or trust company having an office in the United States together with the Notice of Guaranteed Delivery and accompanied by proper payment for the total number of shares of Additional Common Stock subscribed for.

          (I)  Accept  Subscriptions  even though  unaccompanied by Subscription
               Rights Certificates, under the circumstances and in compliance with the terms and conditions set forth in the Prospectus under the heading "The Offering - Subscription Procedures".

          (J) Refer to the Company for specific instructions as to acceptance or rejection, Subscriptions received after the Expiration Time, Subscriptions not authorized to be accepted pursuant to this Paragraph 1, and Subscriptions otherwise failing to comply with the requirements of the Prospectus and the terms and conditions of the Subscription Rights Certificates.

          (K)  Upon acceptance of a Subscription:

               (a) Promptly following the Expiration Time you shall distribute to the Company the funds in such account and issue certificates for shares of Additional Common Stock issuable with respect to Subscriptions which have been accepted.

               (b) advise the Company daily via e-mail to and confirm by facsimile to the attention of Rick Brown (the "Company Representative") at (317) 231-6469, with copies to Eric Moy, Esq. at (317) 231-7433, as to the total number of shares of Additional Common Stock subscribed for, total number of Rights partially exercised for and the amount of funds received, with cumulative totals for each; and in addition advise the Company Representative, by telephone at (317) 231-7934, confirmed by facsimile, of the amount of funds received identified in accordance with (a) above, deposited, available or transferred in accordance with (a) above, with cumulative totals; and

               (c) as promptly as possible but in any event on or before 3:30 p.m., Eastern Standard Time, on the first full business day following the Expiration Time, advise the Company Representative in accordance with (b) above of the number of shares subscribed for, the number of Subscription guarantees received and the number of shares of Additional Common Stock unsubscribed for.

          (L) Upon completion of the Subscription Offer, you shall requisition certificates from the Transfer Agent for the Common Stock for shares of Additional Common Stock subscribed for.

          2)(a)The Subscription Rights Certificates shall be issued in registered form only. The Company shall appoint Computershare Investor Services LLC as its Transfer Agent and Registrar for the Subscription Rights Certificates, who shall keep books and records of the registration and transfers and exchanges of Subscription Rights Certificates (such books and records are hereinafter called the "Subscription Rights Certificate Register"). The Company shall promptly notify the Transfer Agent and Registrar of the exercise of any Subscription Rights Certificates. The Company shall promptly notify you of any change in the Transfer Agent and Registrar of the Subscription Rights Certificates.

          (b) All Subscription Rights Certificates duly issued upon any registration of transfer or exchange of Subscription Rights Certificates in accordance with the limitations thereon shall be the valid obligations of the Company, evidencing the same obligations, and entitled to the same benefits under this Agreement, as the Subscription Rights Certificates surrendered for such registration of transfer or exchange.

          (c) Any Subscription Rights Certificate endorsed in blank shall be deemed not negotiable. The Rights may only be transferred or exercised pursuant to the instructions of the beneficial owner set forth on the applicable Subscription Rights Certificate and in accordance with the Prospectus and the applicable Letter of Instructions.

     3) You will follow your regular internal procedures to attempt to reconcile any discrepancies between the number of shares of Additional Common Stock that any Subscription Rights Certificate may indicate are to be issued to a shareholder and the number that the Record Shareholders List indicates may be issued to such shareholder. In any instance where you cannot reconcile such discrepancies by following such procedures, you will consult with the Company for instructions as to the number of shares of Additional Common Stock, if any, you are authorized to issue. In the absence of such instructions, you are authorized not to issue any shares of Additional Common Stock to such shareholder.

     4) You will examine the Subscription Rights Certificates received by you as Subscription Agent to ascertain whether they appear to you to have been completed and executed in accordance with the applicable Letters of Instructions. In the event you determine that any Subscription Rights Certificate does not appear to you to have been properly completed or executed, or where the Subscription Rights Certificates do not appear to you to be in proper form for Subscription, or any other irregularity in connection with the Subscription appears to you to exist, you will follow, where possible, your regular internal procedures to attempt to cause such irregularity to be corrected. You are not authorized to waive any irregularity in connection with the Subscription, unless you shall have received from the Company the Subscription Rights Certificate which was delivered, duly dated and signed by an authorized officer of the Company, indicating that any irregularity in such Subscription Rights Certificate has been cured or waived and that such
Subscription Rights Certificate has been accepted by the Company. If any such irregularity is neither corrected nor waived, you will return to the subscribing shareholder (at your option by either first class mail under a blanket surety bond or insurance protecting you and the Company from losses or liabilities arising out of the non-receipt or nondelivery of Subscription Rights
Certificates or by registered mail insured separately for the value of such Subscription Rights Certificates) to such shareholder's address as set forth in the Subscription any Subscription Rights Certificates surrendered in connection therewith and any other documents received with such Subscription Rights Certificates, and a letter of notice to be furnished by the Company explaining the reasons for the return of the Subscription Rights Certificates and other documents.

     5) Each document received by you relating to your duties hereunder shall be dated and time stamped when received.

          6)(a)For so long as this Agreement shall be in effect, the Company will reserve for issuance and keep available free from preemptive rights a sufficient number of shares of Additional Common Stock to permit the exercise in full of all Rights issued pursuant to the Subscription Offer. Subject to the terms and conditions of this Agreement, you will request the Transfer Agent for the Common Stock to issue certificates evidencing the appropriate number of shares of Additional Common Stock as required from time to time in order to effectuate the Subscriptions.

          (b) The Company shall take any and all action, including without limitation obtaining the authorization, consent, lack of objection, registration or approval of any governmental authority, or the taking of any other action under the laws of the United States of America or any political subdivision thereof, to insure that all shares of Additional Common Stock issuable upon the exercise of the Subscription Rights Certificates at the time of delivery of the certificates therefor (subject to payment of the Subscription Price) will be duly and validly issued and fully paid and nonassessable shares of Common Stock, free from all preemptive rights and taxes, liens, charges and security interests created by or imposed upon the Company with respect thereto.

          (c) The Company shall from time to time take all action necessary or appropriate to obtain and keep effective all registrations, permits, consents and approvals of the Securities and Exchange Commission and any other governmental agency or authority and make such filings under Federal and state laws which may be necessary or appropriate in connection with the issuance, sale, transfer and delivery of Subscription Rights Certificates or Additional Common Stock issued upon exercise of Subscription Rights Certificates.

     7) If certificates representing shares of Additional Common Stock are to be delivered by you to a person other than the person in whose name a surrendered Subscription Rights Certificate is registered, you will issue no certificate for Additional Common Stock until the Subscription Rights Certificate so surrendered has been properly endorsed (or otherwise put in proper form for transfer) and the person requesting such exchange has paid any transfer or other taxes or governmental charges required by reason of the issuance of a certificate for Additional Common Stock in a name other than that of the registered holder of the Subscription Rights Certificate surrendered, or has established to your satisfaction that any such tax or charge either has been paid or is not payable.

     8) Should any issue arise regarding federal income tax reporting or withholding, you will take such action as the Company instructs you in writing.

     9) The Company may terminate this Agreement at any time by so notifying you in writing. You may terminate this Agreement upon 30 days' prior notice to the Company. Upon any such termination, you shall be relieved and discharged of any, further responsibilities with respect to your duties hereunder. Upon payment of all your outstanding fees and expenses, you will forward to the Company or its designee promptly any Subscription Rights Certificate or other document relating to your duties hereunder that you may receive after your appointment has so terminated. Sections 10, 12, and 13 of this Agreement shall survive any termination of this Agreement.

     10) As agent for the Company hereunder you:

          (a) shall have no duties or obligations other than those specifically set forth herein or as may subsequently be agreed to in writing by you and the Company;

          (b) shall have no obligation to issue any shares of Additional Common Stock unless the Company shall have provided a sufficient number of certificates for such Additional Common Stock;

          (c) shall be regarded as making no representations and having no responsibilities as to the validity, sufficiency, value, or genuineness of any Subscription Rights Certificates surrendered to you hereunder or shares of Additional Common Stock issued in exchange therefor, and will not be required to or be responsible for and will make no representations as to, the validity, sufficiency, value or genuineness of the Subscription Offer;

          (d) shall not be obligated to take any legal action hereunder; if, however, you determine to take any legal action hereunder, and where the taking of such action might, in your judgment, subject or expose you to any expense or liability you shall not be required to act unless you shall have been furnished with an indemnity satisfactory to you;

          (e) may rely on and shall be fully authorized and protected in acting or failing to act upon any certificate, instrument, opinion, notice, letter, telegram, telex, facsimile transmission or other document or security delivered to you and believed by you to be genuine and to have been signed by the proper party or parties;

          (f) shall not be liable or responsible for any recital or statement contained in the Prospectus or any other documents relating thereto;

          (g) shall not be liable or responsible for any failure on the part of the Company to comply with any of its covenants and obligations relating to the Subscription Offer, including without limitation obligations under applicable securities laws;

          (h) may rely on and shall be fully authorized and protected in acting or failing to act upon the written, telephonic or oral instructions with respect to any matter relating to you acting as Subscription Agent covered by this Agreement (or supplementing or qualifying any such actions) of officers of the Company;

          (i) may consult with counsel satisfactory to you, and the advice of such counsel shall be full and complete authorization and protection in respect of any action taken, suffered, or omitted by you hereunder in good faith and in accordance with the advice of such counsel;

          (j) may perform any of your duties hereunder either directly or by or through agents or attorneys and you shall not be liable or responsible for any misconduct or negligence on the part of any agent or attorney appointed with reasonable care by you hereunder; and

          (k) are not authorized, and shall have no obligation, to pay any brokers, dealers, or soliciting fees to any person.

     11) In the event any question or dispute arises with respect to the proper interpretation of the Subscription Offer or your duties hereunder or the rights of the Company or of any shareholders surrendering Subscription Rights Certificates pursuant to the Subscription Offer, you shall not be required to act and shall not be held liable or responsible for your refusal to act until the question or dispute has been judicially settled (and, if appropriate, you may file a suit in interpleader or for a declaratory judgment for such purpose) by final judgment rendered by a court of competent jurisdiction, binding on all parties interested in the matter which is no longer subject to review or appeal, or settled by a written document in form and substance satisfactory to you and executed by the Company and each such shareholder and party. In addition, you may require for such purpose, but shall not be obligated to require, the execution of such written settlement by all the shareholders and all other parties that may have an interest in the settlement.

     12) Any instructions given to you orally, as permitted by any provision of this Agreement, shall be confirmed in writing by the Company as soon as practicable. You shall not be liable or responsible and shall be fully authorized and protected for acting, or failing to act, in accordance with any oral instructions which do not conform with the written confirmation received in accordance with this Section.

     13) Whether or not any Subscription Certificates are surrendered to you, for your services as Subscription Agent hereunder, the Company shall pay to you compensation in accordance with Exhibit A attached hereto, together with reimbursement for out-of-pocket expenses, including reasonable fees and disbursements of counsel (subject to advance approval by the Company) subject to the receipt of reasonably satisfactory documentation thereof and in accordance with Exhibit A.

     14) The Company shall indemnify the Agent (and its officers, directors, employees, agents, attorneys and affiliates) for, and hold it harmless against, any loss, liability, damage, judgment, fine, penalty, claim, demand, settlement, cost or expense ("Loss") arising out of or in connection with its acceptance or administration of, or performance under, this Agreement, including, without limitation, the costs and expenses of defending itself against any Loss, unless such Loss is the result of the Agent's gross negligence, bad faith or intentional misconduct. The costs and expenses incurred in enforcing this right of indemnification shall be paid by the Company. The provisions of this section shall survive the termination of this Agreement or the resignation or removal of the Agent.

     15) If any provision of this Agreement shall be held illegal, invalid, or unenforceable by any court, this Agreement shall be construed and enforced as if such provision had not been contained herein and shall be deemed an Agreement among us to the full extent permitted by applicable law.

     16) The Company represents and warrants that (a) it is duly incorporated, and validly existing under the laws of its jurisdiction of incorporation, (b) the making and consummation of the Subscription Offer and the execution, delivery and performance of all transactions contemplated thereby (including without limitation this Agreement) have been duly authorized by all necessary corporate action and will not result in a breach of or constitute a default under the articles of incorporation or bylaws of the Company or any indenture, agreement or instrument to which it is a party or is bound, (c) this Agreement has been duly executed and delivered by the Company and constitutes the legal, valid, binding and enforceable obligation of it, subject to bankruptcy, insolvency, fraudulent transfer, reorganization and similar laws affecting creditors' rights generally, and to general principles of equity (d) the Subscription Offer will comply in all material respects with all applicable requirements of law and (e) to the best of its knowledge, there is no litigation pending or threatened as of the date hereof in connection with the Subscription Offer.

     17) In the event that any claim of inconsistency between this Agreement and the terms of the Subscription Offer arise, as they may from time to time be amended, the terms of the Subscription Offer shall control, except with respect to the duties, liabilities and rights, including compensation and indemnification of you as Subscription Agent, which shall be controlled by the terms of this Agreement.

     18) Set forth in Exhibit B hereto is a list of the names and specimen signatures of the persons authorized to act for the Company under this Agreement. The Secretary of the Company shall, from time to time, certify to you the names and signatures of any other persons authorized to act for the Company under this Agreement.

     19) Except as expressly set forth elsewhere in this Agreement, all notices, instructions and communications under this Agreement shall be in writing, shall be effective upon receipt and shall be addressed, if to the Company, to its address set forth beneath its signature to this Agreement, or, if to the Subscription Agent, to Computershare Trust Company of New York, 88 Pine Street, 19th Floor, New York, New York 10005, Attention: Reorganization Department, or to such other address as a party hereto shall notify the other parties.

     20) This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without giving effect to conflict of laws rules or principles, and shall inure to the benefit of and be binding upon the successors and assigns of the parties hereto; provided that this Agreement may not be assigned by any party without the prior written consent of all other parties.

     21) No provision of this Agreement may be amended, modified or waived, except in a written document signed by both parties.

     Please acknowledge receipt of this letter and confirm your agreement concerning your appointment as Subscription Agent, and the arrangements herein provided, by signing and returning the enclosed copy hereof, whereupon this Agreement and your acceptance of the terms and conditions herein provided shall constitute a binding Agreement between us.

                                       Very truly yours,

                                       UNION ACCEPTANCE CORPORATION


                                       By:
                                          -------------------------------------
                                                Name:
                                                Title:
                                                Address for notices:

Accepted as of the date above first written:

COMPUTERSHARE TRUST COMPANY OF NEW YORK,
AS SUBSCRIPTION AGENT

By:
   ----------------------------------------
         Name:
         Title:



                     COMPUTERSHARE TRUST COMPANY OF NEW YORK

                        Exhibit A        Schedule of Fees
                        Exhibit B        Prospectus
                        Exhibit C        Letter of Instruction
                        Exhibit D        Notice of Guaranteed Delivery
                        Exhibit E        Form of Subscription Rights Certificate

                                    Exhibit A

                     COMPUTERSHARE TRUST COMPANY OF NEW YORK

                                Schedule of Fees
                                       As
                               Subscription Agent
                                       For
                          Union Acceptance Corporation

I.            Set up and Administrative Fee                            $7,500

II.           Processing Basic Subscriptions, each                        $14.00

III.          Issuing split-ups of subscription certificates, each        $10.00

IV.           Issuing subscription certificates to record
              date holders, each                                           $5.00

V.            Processing oversubscriptions, including proration
              and refunds, each                                           $10.00

VI. Subscriptions requiring additional handling (window items, defective presentations, correspondence items, legal items, and items not providing a taxpayer identification number),
              each                                                        $10.00

VII.          Processing Guarantee of Delivery items, each                $10.00

VIII.         Special Services                                      By Appraisal

IX.           Out-of-pocket Expenses (including but not limited to
              postage, stationery, telephone, overnight couriers,
              messengers, overtime, transportation, shipping and
              trucking)                                               Additional

X.            Minimum Fee                                             $15,000